UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
August 28, 2008

Finisar Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-27999	94-3038428
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1389 Moffett Park Drive

Sunnyvale, CA  94089
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(408) 548-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously reported on a From 8-K report filed by Finisar Corporation (“Finisar”) on May 16, 2008, Finisar, Fig Combination Corporation, a wholly-owned subsidiary of Finisar (“Merger Sub”), and Optium Corporation (“Optium”) entered into an Agreement and Plan of Merger dated as of May 15, 2008 (the “Merger Agreement”).  Copies of the Merger Agreement and forms of Voting Agreements referred to therein were filed as exhibits to such Form 8-K report and are incorporated herein by reference.  At a special meeting of the stockholders of Optium, held on August 28, 2008, Optium’s stockholders approved and adopted the Merger Agreement, and at the annual meeting of the stockholders of Finisar, also held on August 28, 2008, Finisar’s stockholders approved the issuance of shares of Finisar common stock pursuant to the Merger Agreement.

On August 29, 2008, pursuant to the Merger Agreement, Merger Sub was merged with and into Optium (the “Merger”).  Pursuant to the terms of the Merger Agreement, each outstanding share of Optium common stock was converted into the right to receive 6.262 shares of Finisar common stock, for total merger consideration of approximately 161 million shares of Finisar common stock.  Also under the terms of the Merger Agreement, each outstanding option and warrant to purchase shares of Optium common stock and each Optium restricted stock unit outstanding as of the effective time of the Merger was assumed by Finisar and became exercisable for a number of shares of Finisar common stock.  The number of shares of Finisar common stock issuable upon the exercise of each assumed Optium option, warrant or restricted stock unit is determined by multiplying the exchange ratio, 6.262, by the number of shares of Optium common stock underlying the option, warrant or restricted stock unit, as the case may be, rounded down to the nearest whole number.  The per share exercise price of each assumed Optium option or warrant is determined by dividing the aggregate exercise price of the Optium option or warrant by the number of shares of Finisar common stock purchasable under such option or warrant, as calculated above.  With the close of the transaction, Optium which traded under the symbol “OPTM”, ceased to be listed on the NASDAQ Global Market.

Finisar prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-4 (Registration No. 333-152231) which became effective on July 23, 2008, with respect to shares of Finisar common stock issued in the Merger (the “Form S-4).  In addition, Finisar intends to register with the Commission on Form S-8 the shares of Finisar common stock issuable upon exercise of the assumed Optium options, warrants and restricted stock units.

A copy of a press release announcing the effectiveness of the Merger is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, Eitan Gertel, Optium’s Chairman and Chief Executive Officer, became Finisar’s Chief Executive Officer upon consummation of the Merger on August 29, 2008.  Mr. Gertel, age 46, served as Optium’s President and as a director from March 2001 to August 29, 2008, and as Chief Executive Officer and Chairman of the Board from February 2004 to August 29, 2008.  Mr. Gertel was employed as Vice President and General Manager of the former transmission systems division of JDS Uniphase, a provider of broadband test and management solutions and optical products, from 1995 to 2001.  There are no transactions between Mr. Gertel and Finisar requiring disclosure pursuant to Item 404(a) of Regulation S-K.  A description of the material terms of Mr. Gertel’s interest in the merger transaction, including acceleration of the vesting of options and restricted stock units held by Mr. Gertel, is set forth on pages 82 to 84 of the Form S-4, which are incorporated herein by reference.  Mr. Gertel will initially receive the same compensation he received as Chairman and Chief Executive Officer of Optium, subject to a post-Merger review by the Compensation Committee of the Finisar board of directors of the cash and equity compensation of the executive officers of the combined company.  Pursuant to the terms of an employment agreement between Optium and Mr. Gertel, which was assumed by Finisar pursuant to the Merger, if, within 12 months following the Merger, Mr. Gertel’s employment is terminated involuntarily by Finisar (other than for cause) or voluntarily by Mr. Gertel in circumstances that constitute constructive termination, Finisar will be obligated to pay Mr. Gertel a lump sum payment equal to two times his current annual compensation.  As an executive officer of Finisar, Mr. Gertel is also entitled to participate in Finisar’s Executive Retention and Severance Plan, which is described on pages 203 and 204 of the Form S-4, which are incorporated herein by reference.

Also pursuant to the Merger Agreement, Jerry S. Rawls, formerly Finisar’s Chairman of the Board, President and Chief Executive Officer, will continue to serve as executive Chairman of the Board, following the Merger.  Mr. Rawls’ compensation will be unchanged.

Under the Merger Agreement, Finisar agreed to increase the size of its board by two members, to a total of nine members, and to appoint three current members of the Optium board of directors to serve on the Finisar board.  As previously reported, Frank H. Levinson, a member of the Finisar board, tendered his resignation to be effective immediately prior to the effectiveness of the Merger for the purpose of creating a third vacancy on the Finisar board.  Accordingly, on August 29, 2008, Dr. Levinson’s resignation from the Finisar board became effective.  Also, effective on August 29, 2008, Morgan Jones, Christopher Crespi and Eitan Gertel were appointed as Class I, Class II and Class III members, respectively, of the Finisar board.  In addition, Mr. Jones was appointed to serve on the Compensation Committee of Finisar’s board, and Mr. Crespi was appointed to serve on the Audit Committee of Finisar’s board.  There are no transactions between either Mr. Jones or Mr. Crespi and Finisar requiring disclosure pursuant to Item 404(a) of Regulation S-K.  A description of the material terms of the interests of Messrs. Jones and Crespi in the merger transaction is set forth on pages 82 to 84 of the Form S-4.

Following the consummation of the Merger, Finisar’s board of directors consists of Christopher Crespi, Roger C. Ferguson, David C. Fries, Eitan Gertel, Morgan Jones, Frank H. Levinson, Larry D. Mitchell, Jerry S. Rawls and Robert N. Stephens.

Item 8.01               Other Events.

At the annual meeting of the stockholders of Finisar held on August 28, 2008, the following matters were considered and voted upon:

(a)           The issuance of shares of Finisar common stock in connection with the Merger was approved, as more fully described in Item 2.01 of this report;

(b)           Jerry S. Rawls and Dominique Trempont were elected as Class III directors to serve on Finisar’s board of directors for a three-year term expiring at the 2011 annual meeting of stockholders and until their respective successors are duly elected and qualified; and

(c)           The appointment of Ernst & Young LLP as Finisar’s independent auditors for the fiscal year ending April 30, 2009 was ratified.

Item 9.01.              Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired

The Report of Ernst & Young LLP as Optium’s independent registered public accounting firm is hereby incorporated by reference to Exhibit 99.2 hereto.

The audited consolidated balance sheets of Optium as of July 28, 2007 and July 29, 2006 and the audited consolidated statements of operations, consolidated statements of changes in redeemable convertible preferred stock and stockholders’ equity (deficit) and consolidated statements of cash flows of Optium for each of the three years in the period ended July 28, 2007, and the notes related thereto, are hereby incorporated by reference to Exhibit 99.2 hereto.

The unaudited condensed consolidated balance sheet of Optium as of May 3, 2008 and the unaudited condensed consolidated statements of operations and condensed consolidated statements of cash flows for the periods ended May 3, 2008 and April 28, 2007, and the notes related thereto, are hereby incorporated by reference to Exhibit 99.3 hereto.

(b)           Pro Forma Financial Information

The following information is hereby incorporated by reference to Exhibit 99.4 hereto:

(i)            Unaudited pro forma condensed combined balance sheet as of April 30, 2008, and the unaudited pro forma condensed combined statements of operations for the twelve months ended April 30, 2008.

(ii)           Notes to the unaudited pro forma condensed combined balance sheet as of April 30, 2008, and the unaudited pro forma condensed combined statements of operations for the twelve months ended April 30, 2008.

(d)           Exhibits

Exhibit No.:	Description

99.1	Press release issued on August 29, 2008 by Finisar Corporation.

99.2

The audited consolidated balance sheets of Optium as of July 28, 2007 and July 29, 2006 and the audited consolidated statements of operations, consolidated statements of changes in redeemable preferred stock and stockholders’ equity (deficit) and consolidated statements of cash flows of Optium for each of the three years in the period ended December 31, 2005, and the notes related thereto (incorporated by reference to such financial statements, as included in Optium’s annual report on Form 10-K for the fiscal year ended July 28, 2007 and incorporated by reference in the Form S-4).

99.3

The unaudited condensed consolidated balance sheet of Optium as of May 3, 2008 and the unaudited condensed consolidated statements of operations and condensed consolidated statements of cash flows for the periods ended May 3, 2008 and April 28, 2007, and the notes related thereto (incorporated by reference to such financial statements, as included in Optium’s quarterly report on Form 10-Q for the quarter ended May 3, 2008 and incorporated by reference in the Form S-4).

99.4

Unaudited pro forma condensed combined financial statements as of April 30, 2008 and for the twelve months ended April 30, 2008 (incorporated by reference to such financial statements included in the Form S-4).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 2, 2008

Finisar Corporation

By:	/s/ Stephen K. Workman
Stephen K. Workman
Senior Vice President, Finance and Chief Financial Officer